Exhibit 99.1

Momentus Awarded NASA Contract for In-Space Power System Demonstration

Powering the Future of Space: Advancing In-Orbit Assembly with Next-Generation Electric Systems

SAN JOSE, Calif., June 30, 2025--(BUSINESS WIRE)— Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space firm specializing in satellite solutions, transportation, and in-space infrastructure, has been awarded a contract by the National Aeronautics and Space Administration (NASA). The agreement will support the demonstration of a Power Processing Unit (PPU) for Hall Thrusters based upon CisLunar Industries’ Modular Configurable Electric Power Converter (MCEPC) technologies, designed to advance high Delta V Dynamic Maneuver and in-space assembly (ISAM) operations.

The expansion of space infrastructure demands sustainable and scalable electric power solutions that enhance efficiency while minimizing weight and size. Efficient power generation exceeding 1 kW is essential for high Delta V Dynamic Maneuvering, sensing, and ISAM applications, necessitating advancements in conversion technologies.

Under the new contract managed by NASA’s Flight Opportunities program based at the agency’s Armstrong Flight Research Center in Edwards, California, Momentus will host a payload from CisLunar Industries to conduct in-orbit testing of next-generation PPU technology and power management systems.  This PPU payload will be among several payloads that Momentus will carry aboard its Vigoride 7 Orbital Service Vehicle scheduled for launch no earlier than February 2026 on a SpaceX Transporter mission to Low Earth Orbit. The mission will validate the technology’s performance, with real-time data transmissions to Momentus mission operations, enabling updates to PPU operating conditions in support of NASA’s ISAM objectives.

By demonstrating cutting-edge power conversion technologies in orbit, Momentus and CisLunar Industries are taking a crucial step towards enabling scalable in-space infrastructure. This mission not only advances NASA’s ISAM objectives but also underscores the importance of efficient power management for future dual-use orbital operations and next-generation space operations.

About Momentus

Momentus is a U.S. commercial space company offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions.  Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected filing of the Company’s Form 10-K and Form 10-Q and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on April 9, 2025, as such factors may be updated from time to time in our other filings with the Commission, accessible on the Commission’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.